EXHIBIT 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined statements of operations for the three month period ended March 31, 2014 and for the year ended December 31, 2013 assume the initial closing of the Acquisition was completed on January 1, 2013.

The unaudited pro forma condensed combined financial information reflects the Acquisition using the acquisition method of accounting. The aggregate purchase price of approximately $196,300,000 (or approximately $28 per share) was based on the fair value of the assets and liabilities acquired in the transaction, and represent the current best estimates of management.  HomeFed is in the process of finalizing these estimates; accordingly, the fair values of the assets and liabilities acquired are subject to change.  Differences between the preliminary and final purchase price allocation could result in material adjustments.

HomeFed’s management employed an independent third-party appraiser to assist it in determining the fair values of the assets acquired and liabilities assumed.  The fair values of the individual real estate projects and investments were estimated by applying various valuation techniques including the income, market and cost approach. The income approach included discounted cash flow analyses, the market approach included comparable sales and rental information in local and national markets, and the cost approach incorporated replacement cost information.  Generally, all three valuation techniques were used to determine the fair values of real estate assets and equity method investments, the income approach was used to determine the fair value of the investment held to maturity and the market approach was used to determine the fair value of intangibles.  The more significant assumptions include discount rates ranging from 7% to 22%, and terminal values based on direct cap rates ranging from 6.5% to 9.5%.  The fair values of noncontrolling interests, which represent 10% of the partnership interests in one of the projects, were based on the fair values determined for the entire project.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the unaudited interim and audited annual historical consolidated financial statements and notes thereto of HomeFed, and the audited annual historical financial statements and notes thereto of the Leucadia Real Estate Group and the Brooklyn Renaissance Plaza entities. The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of actual results had the foregoing transactions occurred at the times described above, nor does it purport to represent results of future operations.

HomeFed Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
Three Months Ended March 31, 2014
(In thousands except per share amounts)

		Leucadia
		Real Estate
	HomeFed	Group	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		As Adjusted
Revenues:
Sales of real estate	$2,622	$383			$3,005
Rental income	287	5,210	(174)	(b)	5,003
			(320)	(c)
Co-op marketing and advertising fees	278	-			278
	3,187	5,593	(494)		8,286

Expenses:
Cost of sales	1,350	184			1,534
General and administrative expenses	4,080	5,218	(146)	(b)	8,444
			565	(d)
			(1,273)	(e)
Farming expenses	991	-			991
Administrative service fees to Leucadia	45	-			45
	6,466	5,402	(854)		11,014

Income (loss) before loss related to associated companies	(3,279)	191	360		(2,728)

Loss related to associated companies	(3)		(1,918)	(f)	(1,921)

Income (loss) from operations	(3,282)	191	(1,558)		(4,649)

Other income (expense), net
Interest expense to Leucadia or its affiliates		(437)	437	(g)	-
Other, net	42	265	(9)	(b)	298
	42	(172)	428		298

Income (loss) before income taxes and noncontrolling interest	(3,240)	19	(1,130)		(4,351)
Income tax (expense) benefit	1,290	-	444	(h)	1,734
Net income (loss)	(1,950)	19	(686)		(2,617)
Net (income) loss attributable to the noncontrolling interest	(31)		3	(i)	(28)
Net income (loss) attributable to common shareholders	$(1,981)	$19	$(683)		$(2,645)

Basic and diluted earnings (loss) per common share attributable to common shareholders:
Net income (loss) attributable to common shareholders	$(0.24)				$(0.18)
Number of shares used in calculation	8,190		6,676	(j)	14,866

HomeFed Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2013
(In thousands except per share amounts)		Leucadia
		Real Estate
	HomeFed	Group	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		As Adjusted
Revenues:
Sales of real estate	$50,097	$2,808			$52,905
Farming revenues	4,882	-			4,882
Rental income	511	21,985	(1,278)	(c)	21,218
Co-op marketing and advertising fees	1,142	-			1,142
	56,632	24,793	(1,278)		80,147

Expenses:
Cost of sales	23,198	1,141			24,339
Reduction in estimated liability for environmental remediation	(662)	-			(662)
General and administrative expenses	12,744	20,663	3,009	(d)	34,825
			(1,591)	(e)

Farming expenses	2,859	-			2,859
Administrative service fees to Leucadia	180	-			180
	38,319	21,804	1,418		61,541

Income (loss) before loss related to associated companies	18,313	2,989	(2,696)		18,606

Loss related to associated companies			(4,131)	(f)	(4,131)

Income (loss) from operations	18,313	2,989	(6,827)		14,475

Other income (expense), net
Interest expense to Leucadia or its affiliates		(1,774)	1,774	(g)	-
Other, net	889	1,050			1,939
	889	(724)	1,774		1,939

Income (loss) before income taxes and noncontrolling interest	19,202	2,265	(5,053)		16,414
Income tax (expense) benefit	(6,498)	-	1,115	(h)	(5,383)
Net income (loss)	12,704	2,265	(3,938)		11,031
Net (income) loss attributable to the noncontrolling interest	(1,436)		12	(i)	(1,424)
Net income (loss) attributable to common shareholders	$11,268	$2,265	$(3,926)		$9,607

Basic and diluted earnings (loss) per common share attributable to common shareholders:
Net income (loss) attributable to common shareholders	$1.43				$0.65
Number of shares used in calculation	7,880		6,986		14,866

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(In thousands except per share amounts)

(a)	Purchase Price Allocation

	Purchase Price Calculation

	Fair value of HomeFed common shares		$ 28.10
	Shares issued		6,986
	Aggregate purchase price		$ 196,288

	Par value of HomeFed shares issued		$ 70
	Increase to additional paid-in capital		196,218
	Aggregate purchase price		$ 196,288

	On a preliminary basis, the purchase price has been allocated to acquired assets and liabilities as follows:

	Real estate held for development	$38,292
	Real estate held for investment	40,235
	Cash	13,983
	Restricted cash	1,096
	Investments held-to-maturity, including accrued interest	10,619
	Loans to and investments in associated companies	82,725
	Receivables, deposits and other assets	21,925
	Intangible assets	14,874
	Below market lease contract intangibles	(5,523)
	Deferred tax liability	(11,843)
	Accounts payable and other liabilities	(8,385)
	Noncontrolling interest	(1,710)
	Aggregate purchase price	$196,288

The preliminary purchase price allocation to real estate and investments in associated companies were determined based on market conditions in the locations where the projects are located, comparable sales and rental information in those and national markets, discounted cash flow techniques and replacement cost information.  The fair values of noncontrolling interests, which represent 10% of the partnership interests in one of the projects, were based on the fair values determined for the entire project.

(b)	Adjustment to eliminate revenue and expense for the Leucadia real estate group that is included in both the HomeFed historical results and the Leucadia real estate group results.

(c)	Adjustment to rental revenues for amortization of intangibles recognized for above and below market leases, which are amortized over 5 years.

(d)
Adjustment to depreciation and amortization expenses recorded for certain rental property and a leasehold interest that would have been recorded at fair value at the pro forma acquisition date of January 1, 2013.

(e)	Adjustment to remove actual acquisition related costs recorded during 2014 and 2013.

(f)	Adjustment to recognize equity in income of associated companies based on the Company's share of operating results after reflecting the investees assets and liabilities at fair value.

(g)	Adjustment to reverse interest expense to Leucadia as all amounts owed would be eliminated in consolidation as of the pro forma acquisition date of January 1, 2013.

(h)
Adjustment to record income taxes for the historical Leucadia real estate group which did not record income tax provisions or benefits to the extent income or loss was generated by pass thru entities.  Also records the tax effect of pro forma adjustments.  All adjustments recoded at combined statutory income tax rate of 40%.

(i)	Adjustment to reflect noncontrolling interest in one of the acquired project's losses.

(j)	Assumes that the Company shares to be issued in the transaction were outstanding as of the pro forma acquisition date of January 1, 2013.